                             ST. CLAIR FUNDS, INC.
                            ARTICLES SUPPLEMENTARY

         ST. CLAIR FUNDS, INC., a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and having its principal office in the State of Maryland in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: In accordance with procedures established in the Corporation's Charter, the Board of Directors of the Corporation, by resolution dated February 22, 1999 pursuant to Section 2-208 of Maryland General Corporate Law duly classified 5,000,000,000 shares of the unissued, authorized capital stock of the Corporation into the Munder Institutional Money Market Fund as set forth below:

NAME OF SERIES                                      NUMBER OF SHARES ALLOCATED
--------------                                      --------------------------

Munder Institutional Money Market Fund              5,000,000,000

         SECOND: The shares of the Corporation authorized and classified pursuant to Article First of these Articles Supplementary have been so authorized and classified by the Board of Directors under the authority contained in the Charter of the Corporation. The number of shares of capital stock of the various classes that the Corporation has authority to issue had been established by the Board of Directors in accordance with Section 2-105(c) of the Maryland General Corporation Law.

         THIRD: Immediately prior to the effectiveness of the Articles Supplementary of the Corporation as hereinabove set forth, the Corporation had the authority to issue twenty billion (20,000,000,000) shares of Common Stock of the par value of $0.001 per share and of the aggregate par value of twenty million dollars ($20,000,000), of which the Board of Directors has classified seven billion, four hundred and fifty million (7,450,000,000) shares into Series as follows:

                       PREVIOUSLY CLASSIFIED SHARES
                       ----------------------------

NAME OF SERIES                                             AUTHORIZED SHARES
--------------                                             -----------------
Liquidity Plus Money Market Fund                               2,000,000,000
Munder S&P 500 Index Equity Fund                                  50,000,000
Munder S&P MidCap Index Equity Fund                               50,000,000
Munder S&P SmallCap Index Equity Fund                             50,000,000
Munder Foreign Equity Fund                                        50,000,000
Munder Aggregate Bond Index Fund                                  50,000,000
Munder Institutional S&P 500 Index Equity Fund                    50,000,000
Munder Institutional S&P MidCap Index Equity Fund                 50,000,000
Munder Institutional S&P SmallCap Index Equity Fund               50,000,000
Munder Institutional Short Term Treasury Fund                     50,000,000
Munder Institutional Money Market Fund                         5,000,000,000

         As amended hereby, the Corporation's Articles of Incorporation authorize the issuance of twenty billion (20,000,000,000) shares of Common Stock of the par value of $0.001 per share and having an aggregate par value of twenty million dollars ($20,000,000), of which the Board of Directors has designated twelve billion, four hundred million, (12,450,000,000) shares into Series and classified the shares of each Series as follows:


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                      CURRENT CLASSIFICATION OF SHARES
                      --------------------------------

NAME OF SERIES                                              AUTHORIZED SHARES
--------------                                              -----------------
Liquidity Plus Money Market Fund                                2,000,000,000
Munder S&P 500 Index Equity Fund                                   50,000,000
Munder S&P MidCap Index Equity Fund                                50,000,000
Munder S&P SmallCap Index Equity Fund                              50,000,000
Munder Foreign Equity Fund                                         50,000,000
Munder Aggregate Bond Index Fund                                   50,000,000
Munder Institutional S&P 500 Index Equity Fund                     50,000,000
Munder Institutional S&P MidCap Index Equity Fund                  50,000,000
Munder Institutional S&P SmallCap Index Equity Fund                50,000,000
Munder Institutional Short Term Treasury Fund                      50,000,000
Munder Institutional Money Market Fund                         10,000,000,000


         FOURTH: The preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of each share of the Liquidity Plus Money Market Fund, Munder S&P 500 Index Equity Fund, Munder S&P MidCap Index Equity Fund, Munder S&P SmallCap Index Equity Fund, Munder Foreign Equity Fund, Munder Aggregate Bond Index Fund, Munder Institutional S&P 500 Index Equity Fund, Munder Institutional S&P MidCap Index Equity Fund, Munder Institutional S&P SmallCap Index Equity Fund, Munder Institutional Short Term Treasury Fund and Munder Institutional Money Market Fund shall be set forth in the Corporation's Articles of Incorporation and shall be subject to all provisions of the Articles of Incorporation relating to shares of the Corporation generally.

         IN WITNESS WHEREOF, St. Clair Funds, Inc. has caused these Articles Supplementary to be signed in its name on its behalf by its authorized officers who acknowledge that these Articles Supplementary are the act of the Corporation, that to the best of their knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles Supplementary are true in all material respects and that this statement is made under the penalties of perjury

Date:  March 2, 1999

                                             ST. CLAIR FUNDS, INC.
[CORPORATE SEAL]

                                             By:      /S/ TERRY H. GARDNER
                                                      --------------------
                                                      Terry H. Gardner
                                                      Vice President


Attest:


/S/ LISA A. ROSEN
--------------------
Lisa A. Rosen
Secretary